UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 6, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2008, Cell Therapeutics, Inc., a Washington corporation (“CTI”) entered into an Access Agreement (the “Access Agreement”) by and between CTI and Bayer Schering Pharma AG, a German corporation (“Bayer”) pursuant to which Bayer has agreed to give CTI access to data from Bayer’s phase III first-line indolent trial, or FIT trial, of the radiopharmaceutical Zevalin® (Ibritumomab Tiuxetan). CTI purchased the U.S. rights to Zevalin in December 2007 from Biogen Idec; Bayer has rights to Zevalin in all other parts of the world. CTI expects to use the data from the trial to begin discussions with the U.S. Food and Drug Administration (“FDA”) regarding the potential for a supplemental Biologics License Application (“sBLA”) for Zevalin based on the FIT trial results.

Under the terms of the agreement, CTI will make an initial payment to Bayer of $2 million. Beginning January 1, 2009, CTI will also pay Bayer royalties on net product sales until an aggregate of $11.5 million in royalties has been paid. An additional payment of $3 million will be made by CTI to Bayer upon FDA approval of an sBLA for Zevalin based on the FIT trial results.

The preceding summary of the Access Agreement is not intended to be complete and is qualified in its entirety by the Access Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2008.

Item 1.02	Termination of a Material Definitive Agreement.

CTI has received notices from counsel for Société Générale, a French société anonyme (“Société Générale”) asserting that the Step-Up Equity Financing Agreement dated June 21, 2006, as amended, between CTI and Société Générale (the “Financing Agreement”) was terminated by Société Générale effective June 6, 2008 on the basis that the going concern statement included in CTI’s Annual Report on Form 10-K as well as the notice received by CTI from Nasdaq on April 16, 2008 constitute a material adverse change under the Financing Agreement, permitting Société Générale to terminate the Financing Agreement. CTI disagrees with Société Générale’s allegations that such events permit Société Générale to terminate the Financing Agreement and CTI is reviewing its options to cause Société Générale to continue to provide financing under the Financing Agreement, although there can be no assurance that Société Générale will do so. The Financing Agreement is an equity line of credit pursuant to which CTI can sell up to an aggregate of €60 million worth of its common stock to Société Générale from time to time until January 31, 2009, subject to certain conditions being met prior to each issuance, based on a pre-determined formula.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: June 19, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated June 18, 2008